Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	BuildGroup LLC
Address of Joint Filer:	3500 Jefferson Street, Suite 303 Austin, TX 78731
Relationship of Joint Filer to Issuer:	10% Owner
Issuer Name and Ticker or Trading Symbol:	Benefitfocus, Inc. [BNFT]
Date of Event Requiring Statement: (Month/Day/Year):	06/04/2020

Name of Joint Filer:	BuildGroup Management, LLC
Address of Joint Filer:	3500 Jefferson Street, Suite 303 Austin, TX 78731
Relationship of Joint Filer to Issuer:	10% Owner
Issuer Name and Ticker or Trading Symbol:	Benefitfocus, Inc. [BNFT]
Date of Event Requiring Statement: (Month/Day/Year):	06/04/2020